Exhibit 10.4

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of February 3, 2021, by and among (i) 10X Capital Venture Acquisition Corp, a Delaware corporation (“10X”), (ii) 10X Capital SPAC Sponsor I LLC, a Delaware limited liability company (“Sponsor”), a stockholder of 10X, and who holds less than 100% of the outstanding voting capital stock of 10X, (iii) REE Automotive Ltd., a corporation with limited liability organized under the laws of Israel (the “Company”), and (iv) the undersigned Company shareholders, each of whom is as of the date of this Agreement either a director or officer of the Company, or a Major Shareholder of the Company (as such term is defined in Sixth Amended Articles of the Company) or holder of Company Preferred Shares, and whom together hold less than 100% of the outstanding voting share capital of the Company (together with Sponsor, the “Voting Parties” and each a “Voting Party”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, 10X and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), whereby the parties intend to effect a business combination between 10X and the Company, on the terms and subject to the conditions set forth therein (the Merger, and all other transactions contemplated by the Transaction Agreements, including the Merger Agreement, collectively, the “Transactions”). Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the term “Voting Shares” shall mean, taken together, (i) all securities of 10X beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned”) by any Voting Party, including any and all securities of 10X acquired and held in such capacity subsequent to the date hereof (“10X Voting Shares”) and (ii) all securities of the Company Beneficially Owned by any Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (the “Company Voting Interests”).

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Shares set forth on Annex A hereto as follows:

a. Authority. If Voting Party is a legal entity it is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the applicable law of the jurisdiction of its organization, and Voting Party has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement. If Voting Party is a legal entity, this Agreement has been duly authorized by all necessary action, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, including the transactions contemplated hereby, nor Voting Party’s compliance with the terms hereof and performance of his, her or its obligations hereunder, will, directly or indirectly (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement or (ii) result in the creation or imposition of any Lien upon the Voting Shares.

d. Ownership of Shares. Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens and (ii) has the sole power to vote or caused to be voted its Voting Shares. Except pursuant hereto and pursuant to (A) the Limited Liability Company Agreement of Sponsor, (B) the Securities Subscription Agreement, dated as of August 10, 2020, by and between 10X and Sponsor, (C) the Letter Agreement, dated as of November 24, 2020, by and among 10X, Sponsor and each of the Insiders (as such term is defined therein) and (D) the Sixth Amended Articles of the Company, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions and there are no voting trusts or voting agreements with respect to the Voting Shares. Other than the Voting Shares set forth on Annex A hereto, Voting Party does not Beneficially Own any Voting Shares or any options, warrants or other rights to acquire any additional Company Voting Interests or shares of common stock of 10X (“10X Common Stock”) or any security exercisable for or convertible into Company Voting Interests or shares of 10X Common Stock.

e. No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder, to consummate the Transactions, including the transactions contemplated by this Agreement, or that would reasonably be expected to prevent or delay the consummation of the Transactions.

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f. Sophistication. Voting Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of 10X and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Transaction Agreements and has independently and based on such information as the Voting Party has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon the Company, 10X, any of their Affiliates or any of the respective Representatives of the foregoing. Voting Party acknowledges that 10X and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Voting Party acknowledges that the agreements contained herein with respect to the Voting Shares Beneficially Owned by Voting Party are irrevocable.

3. Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.

a. Each Voting Party shall, solely in his, her or its capacity as a SPAC Stockholder, during the term of this Agreement vote or cause to be voted all 10X Voting Shares that he, she or it Beneficially Owns, at every meeting of the stockholders of 10X at which such matters are considered and at every adjournment or postponement thereof: (i) in favor of the SPAC Transaction Proposals (which may include an amendment of 10X’s governing documents to extend the outside date for consummating the Transactions, if applicable); and (ii) against (A) any proposal or offer from any Person (other than the Company or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving 10X, or (2) the issuance or acquisition of shares of capital stock or other equity securities of 10X (other than as contemplated by the Merger Agreement); (B) any action, proposal, transaction or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of 10X under the Merger Agreement; and (C) any action, proposal, transaction or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of 10X’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of 10X (including any amendments to 10X’s certificate of incorporation or bylaws other than in connection with the Transactions).

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b. Each Voting Party shall, solely in his, her or its capacity as a shareholder of the Company, during the term of this Agreement and upon the request of the Company, promptly request in writing: (i) in accordance with Section 67(e) of the Sixth Amended and Restated Articles of Association of the Company dated August 26, 2020, that the shares of the Company be listed upon the Closing on Nasdaq, and (ii) in accordance with Section 14.2 of the Sixth Amended and Restated Articles of Association of the Company dated August 26, 2020, that all Company Preferred Shares held by such Voting Party be converted into Company Ordinary Shares (or the equivalent thereof, if the Company has more than one class of shares following the Closing). In addition, each Voting Party shall, solely in his, her or its capacity as a shareholder of the Company, during the term of this Agreement, (x) vote or cause to be voted all Company Voting Interests he, she or it Beneficially Owns, at every meeting (or in connection with any request for action by written consent) of the shareholders of the Company at which such matters are considered and at every adjournment or postponement thereof, and (y) execute a written consent or consents if the shareholders of the Company are requested to vote their voting interests through the execution of an action by written consent, in each case to the extent such Company Voting Interests are entitled to vote thereon pursuant to the Sixth Amended Articles of the Company: (i) in favor of the Company Transaction Proposals; (ii) against (A) any proposal or offer from any Person (other than 10X or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company, or (2) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets; (B) any action, proposal, transaction or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty of the Company or Merger Sub under the Merger Agreement; and (C) any action, proposal, transaction or agreement that would reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Company’s or Merger Sub’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company charter documents), (iii) approval that (i) immediately prior to the Closing, each of the Founders of the Company, Mr. Daniel Barel and Mr. Ahishay Sardes (each a “Founder” and collectively, the “Founders”), in recognition of the Company’s achievements over the past year, and in particular the significant increase in the Company’s valuation and entering into of the Merger Agreement with the SPAC at a valuation significantly higher than the valuation in the Company’s previous investment, shall be granted an option, under the Company Plan (under the “capital gains route” pursuant to section 102 of the Israeli Tax Ordinance), to purchase up to 1,062,000 Ordinary Shares (each Founder up to 531,000 Ordinary Shares; which reflects in total an estimate of the Actual Number (as defined below)), at an exercise price per share equal to NIS 0.01 (the “Option”), and (ii) that the Option shall vest with respect to that number of shares equal to the Actual Number (as defined below) on the first business day following the Closing and the remaining portion of the Option that does not vest as of such time shall expire and terminate as of such time. “Actual Number” shall mean that number of Ordinary Shares of the Company representing 2.8% of the shares comprising the Fully Diluted Company Equity Securities (as defined in Exhibit D to the Merger Agreement) immediately following the Closing (after taking into account any redemption affected at the SPAC level and any forfeiture of shares issued to the Sponsor), which shall in no event be higher than the estimated number above; and (iv) immediately following the Closing, each Founder shall be issued a number of Class B Shares, for no consideration, equal to the number of Class A share that such Founder holds and underlying vested and unvested equity awards by such Founder.

c. (1) Each of the undersigned holding Company Voting Interests (each, a “Company Holder”) hereby appoints the Company’s general counsel or secretary and any designee thereof, and each of them individually, and (2) each holder of 10X Common Stock (each, a “10X Holder”) hereby appoints Hans Thomas and David Weisburd and any designee of Mr. Thomas and Mr. Weisburd, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Sections 3(a) and 3(b) hereof and, in the case of each Company Holder, to provide the written consents specified in the first sentence of Section 3(b) hereof. This proxy and power of attorney is given to secure the performance of the duties of Voting Party under this Agreement. Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Voting Party shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Voting Shares. The power of attorney granted by Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Voting Party. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

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d. From time to time, at the request of the Company, each Company Holder shall take, and at the request of 10X, each 10X Holder shall take, all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Transactions.

e. Each Company Holder will validly execute and deliver to the Company, on (or effective as of) the fifth (5th) day following the date that the notice of the Company Special Meeting is delivered by the Company, the voting proxy in substantially the form attached hereto as Exhibit A in respect of all of such Company Holder’s Company Voting Interests.

4. No Voting Trusts or Other Arrangement. Each Voting Party agrees that during the term of this Agreement Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5. Transfer and Encumbrance. Each Voting Party agrees that during the term of this Agreement Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party to (a) an executive officer or director of 10X, (b) a Person holding more than 5% of the voting equity securities of the Company or 10X, (c) any investment fund or other entity controlled or managed by or under common management or control with such Voting Party or affiliates of such Voting Party, (d) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such Voting Party, or (e) if such Voting Party is a corporation, limited liability company, partnership, trust or other entity, any stockholder, member, partner or trust beneficiary as part of a distribution; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to 10X and the Company, to be bound by all of the terms of this Agreement.

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6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Voting Party may have by virtue of ownership of the Company Voting Interests, (ii) waives, and agrees not to assert or perfect or otherwise demand performance of, any and all preemptive rights, rights of first refusal, co-sale rights or any other rights to acquire any equity security of the Company or limit the ability of any other shareholder of the Company to transfer its equity securities of the Company or otherwise hinder of affect the ablity of the Company or any shareholder of the Company to consummate the Transactions, and (iii) agrees not to commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Merger Agreement or the Transactions.

7. Redemption and Registration Rights. Each 10X Holder agrees not to exercise any right to redeem any 10X Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8. Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 8 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

9. No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a stockholder of 10X or as a shareholder of the Company, as applicable. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of 10X, the Company or any of their respective subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of 10X or the Company, and no actions or omissions taken in any Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to 10X, the Company or their respective equityholders, as applicable. Voting Party shall not be responsible for the actions of 10X or the Company or the respective boards of directors of 10X or the Company (or any committee thereof), any subsidiary of 10X or the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing and Voting Party makes no representations or warranties with respect to the actions of any of the foregoing.

10. Specific Enforcement. Monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

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11. Entire Agreement. This Agreement and the Merger Agreement supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on Annex A (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

13. Miscellaneous.

a. Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction, except to the extent that the laws of the State of Israel are mandatorily applicable. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 12 hereof or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

b. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, oral or written statement or action of any party hereto.

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c. Severability. The invalidity of any covenants, agreements, provisions or terms of this Agreement shall not affect the validity, force or effect of the remaining covenants, agreements, provisions or terms hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law. To the extent permitted by law, the parties hereto waive any provision of law that renders any covenant, agreement, provision or term of this Agreement invalid or unenforceable in any respect.

d. Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts (including by facsimile or electronic transmission (including ..pdf file, .jpeg file, Adobe Sign, or DocuSign) for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law.

e. Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

f. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

g. No Ownership Interests. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company, 10X, or any holder of a proxy or power of attorney granted hereunder, any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Voting Shares shall remain vested in and belong to the Voting Parties. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law.

h. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

i. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the Transactions, on the terms and subject to the conditions set forth in the Transaction Agreements, including this Agreement and the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

10X:

10X CAPITAL VENTURE ACQUISITION CORP

By:	/s/ Hans Thomas
Name:	Hans Thomas
Title:	Chairman and Chief Executive Officer

SPONSOR:

10X CAPITAL SPAC SPONSOR I LLC

By:	/s/ Hans Thomas
Name:	Hans Thomas
Title:	Managing Member

THE COMPANY:

REE AUTOMOTIVE LTD.

By:	/s/ Daniel Barel
Name:	Daniel Barel
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

Company Shareholders:

By:	/s/ Daniel Barel
Name:	Daniel Barel

By:	/s/ Ahishay Sardes
Name:	Ahishay Sardes

By:	/s/ Hari Nair
Name:	Hari Nair

By:	/s/ Ari Raved
Name:	Ari Raved

By:	/s/ Arie Yehunda Shteinberg
Name:	Arie Yehunda Shteinberg

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

ALLIED HOLDINGS LTD

By:	/s/ Amichai Ben Ari
Name:	Amichai Ben Ari
Title:	COO

By:	/s/ Raana Wiessel
Name:	Ranna Wiessel
Title:	CFO

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

AMERICAN AXLE & MANUFACTURING, INC.

By:	/s/ Scott A. Avery
Name:	Scott A. Avery
Title:	Business Development Director

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

BAUHINIA INVESTMENTS LTD.

By:	/s/ Guy Swersky
Name:	Guy Swersky
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Chaim Chizic
Name:	Chaim Chizic
Title:	Shareholder

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

CLAL PENSION AND PROVIDENT FUNDS LTD.

By:	/s/ Yossi Dori and Liat Hazut
Name:	Yossi Dori and Liat Hazut
Title:	Cio and Head of Credit and Alternatives

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

CLAL INSURANCE COMPANY (FOR ITS PARTICIPATING POLICIES)

By:	/s/ Yossi Dori and Liat Hazut
Name:	Yossi Dori and Liat Hazut
Title:	Cio and Head of Credit and Alternatives

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

CLAL INSURANCE COMPANY (FOR ITS NOSTRO)

By:	/s/ Yossi Dori and Liat Hazut
Name:	Yossi Dori and Liat Hazut
Title:	Cio and Head of Credit and Alternatives

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

COWEN INVESTMENTS II LLC

By:	/s/ Owen Littman
Name:	Owen Littman
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Gil-Agmon
Name:	Gil-Agmon
Title:	Investor

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

HACHSHARA INSURANCE COMPANY LTD

By:	/s/ Or Bitton
Name:	Or Bitton
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

H.I, ZOHAR INVESTMENT COMPANY LIMITED

By:	/s/ [Authorized Signatory]
Name:
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

IMPACT EQUITY CORP.

By:	/s/ Nadan Zohar
Name:	Nadan Zohar
Title:	Partner

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Leonid Kandel
Name:	Leonid Kandel
Title:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Maayan Eliahu Ifhar
Name:	Maayan Eliahu Ifhar
Title:	Mrs.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

MEITAV DASH PROVIDENT FUNDS AND PENSION LTD.

By:	/s/ Guy Mani
Name:	Guy Mani
Title:	CIO

By:	/s/ Avi Berkovich
Name:	Avi Berkovich
Title:	CIO

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

MITSUBISHI CORPORATION

By:	/s/ Tamon Matsuda
Name:	Tamon Matsuda
Title:	Unit Manager of Business Incubation Unit of GCEO Office of Mineral Resources Group of Mitsubishi Corporation

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

MUSASHI SEIMITSU INDUSTRY CO., LTD.

By:	/s/ Isaku Takeshi
Name:	Isaku Takeshi
Title:	Chief Innovation Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Nava Zisapel
Name:	Nava Zisapel
Title:	Shareholder

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

RAD-BIOMED

By:	/s/ Nava Zisapel c/o RAD BIOMED
Name:	Nava Zisapel
Title:	RAD-BIOMED CHAIRMAN

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

THE PHOENIX EXCELLENCE PENSION AND PROVIDENT FUND LTD.

By:	/s/ Haggai Schreiber
Name:	Haggai Schreiber
Title:	CIO

By:	/s/ Gilad Shamir
Name:	Gilad Shamir
Title:	CIO, external division

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

VARANA CAPITAL

By:	/s/ Ezra Gardner
Name:	Ezra Gardner
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Eugene Kandel
Name:	Eugene Kandel
Title:	Professor

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Yehuda Zisapel
Name:	Yehuda Zisapel
Title:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

Y.S.O.E Assets (2003) Ltd.

By:	/s/ Yosi Roth
Name:	Yosi Roth
Title:	CFO

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Ziv Aviram
Name:	Ziv Aviram
Title:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

By:	/s/ Zvi Agmon
Name:	Zvi Agmon
Title:

Annex A

Voting Interests

Company and Company Shareholders

Name	Address	Voting Interests
		Company Ordinary Shares	Company Preferred Shares	Company Options
Daniel Barel	10 Aharon Maskin St., Tel-Aviv, Israel			823,655
Ahishay Sardes	10 Aharon Maskin St., Tel-Aviv, Israel			823,655
Hari Nair	10 Aharon Maskin St., Tel-Aviv, Israel			140,000
Ari Raved	10 Aharon Maskin St., Tel-Aviv, Israel	47,310	231,718 Preferred A Shares 6,868 Preferred B Shares 38,736 Preferred B Warrants 49,028 Preferred B-1 Shares	61,658
Arie Yehuda Shteinberg	10 Aharon Maskin St., Tel-Aviv, Israel	54,740	96,154 Preferred B Shares 15,413 Preferred C Shares	162,487
Allied Holdings Ltd.			159,186 Preferred A Shares 30,220 Preferred B Shares 46,492 Preferred B-1 Shares
American Axle & Manufacturing, Inc.			184,957 Preferred C Shares
Bauhinia Investments Ltd		37,162	54,946 Preferred B Shares
Chaim Chizic		10,285	155,687 Preferred A Shares 13,736 Preferred B Shares 21,133 Preferred B-1 Shares
Clal Insurance Ltd		88,496	349,455 Preferred D Shares
Cowen and Company, LLC		17,699
Gil Agmon		115,966	115,860 Preferred A Shares 309,067 Preferred B Shares 52,832 Preferred B-1 Shares 49,322 Preferred C Shares
Hachshara Insurance Company Ltd		26,548	290,128 Preferred A-1 Shares
H.I. Zohar Investment Company Ltd.		49,100	20,604 Preferred B Shares
Impact Equity Corporation			13,737 Preferred B Shares 34,341 Preferred B Warrants
Leonid Kandel			1,350 Preferred C Shares

Maayan Eliahu Ifhar	28,000	46,344 Preferred A Shares
Meitav Dash Provident Funds and Pension Ltd.	167,844	257,863 Preferred D Shares
Mitsubishi Corporation		123,305 Preferred C Shares
Musashi Seimitsu Industry Co., Ltd.		369,914 Preferred C Shares
Nava Zisapel		16,220 Preferred B Shares 24,953 Preferred B-1 Shares
Rad Biomed[1]	463,500	88,743 Preferred A Shares
The Phoenix Excellence Pension and Provident Fund Ltd.		996,778 Preferred B Shares
Varana Capital Focused, LP	22,059	137,362 Preferred B Shares
Yehuda Zisapel		16,220 Preferred B Shares 24,953 Preferred B-1 Shares
Yevgeny Kandel		2,350 Preferred C Shares
Y.O.S.E.	5,143	92,688 Preferred A Shares
Ziv Aviram	215,668	343,406 Preferred B Shares 61,652 Preferred C Shares
Zvi Agmon	29,412

10X and Sponsor

Name	Address	Voting Interests
		Class A common stock	Class B common stock	Warrants (for Class A common stock)
Sponsor	1 World Trade Center, 85th Floor, New York, New York 10007		5,031,250	5,500,000

1 (i) 382,500 Ordinary Shares are subject to a charge in favor of the State of Israel, which is in the process of removal as of the date hereof; and (ii) the Voting Party has entered into an agreement with an Affiliate of the Voting Party to transfer 10% of the Company Voting Interests held by the Voting Party to such Affiliate, which transfer shall be effected after removing such charge. Notwithstanding the above, neither the charge nor the agreement to transfer Company Voting Interests affects the Voting Party’s voting rights over such interests prior to the transfer, with the date of such transfer to be determined.

Exhibit A

Proxy

REE Automotive Ltd.

(the “Company”)

Proxy

For an Extraordinary General Meeting of the Shareholders of the Company

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the Support Agreement dated February 3, 2021, to which this Proxy was attached or under the Agreement and Plan of Merger dated February 3, 2021 by and between the Company, 10X Capital Venture Acquisition Corp, a Delaware corporation, and Merger Sub, a Delaware corporation (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement.”)

The Company Shares represented by this proxy, when properly executed, will be voted or withheld from voting on any ballot that may be called for, in the manner directed herein by the undersigned shareholder. If a choice is specified with respect to any matter to be acted upon, the Company Shares shall be voted or withheld from voting accordingly. Where no instruction is given in respect to any matter to be acted upon, the Company Shares represented hereby shall, on any ballot that may be called for, be voted FOR the adoption of all such matters.

The undersigned (the “Shareholder”), being the holder of Company Ordinary Shares and/or Company Preferred Shares, acting pursuant to the Companies Law, 5759-1999, does hereby irrevocably authorize the Company’s general counsels or secretary acting severally and not jointly or any person designated by one of them, with full powers of substitution (the “Proxy Holder”), to represent the Shareholder and:

1) sign a written consent (i) in accordance with Section 67(e) of the Sixth Amended and Restated Articles of Association of the Company dated August 26, 2020, that the shares of the Company be listed upon the Closing on Nasdaq, and (ii) in accordance with Section 14.2 of the Sixth Amended and Restated Articles of Association of the Company dated August 26, 2020, that all Company Preferred Shares held by such Voting Party be converted into Company Ordinary Shares (or the equivalent thereof, if the Company has more than one class of shares following the Closing); and

2) vote all of the Company Ordinary Shares and Company Preferred Shares held by the Shareholder, on behalf and in the name of the Shareholder, at the Meeting, and at any postponements or adjournments thereof, in favor of the following resolutions: (a) approval of the Stock Split; (b) approval of the listing of the Company Ordinary Shares and the Company Warrants issuable in accordance with the Merger Agreement, including the Merger, to be approved for listing on Nasdaq; (c) approval of the Company Preferred Share Conversion; (d) waiver of preemptive rights from all “Major Shareholders” (as such term is defined in Sixth Amended Articles of the Company), (e) approval of all Company Transaction Proposals, and (f) approval that (i) immediately prior to the Closing, each of the Founders of the Company, Mr. Daniel Barel and Mr. Ahishay Sardes (each a “Founder” and collectively, the “Founders”), in recognition of the Company’s achievements over the past year, and in particular the significant increase in the Company’s valuation and entering into of the Merger Agreement with the SPAC at a valuation significantly higher than the valuation in the Company’s previous investment, shall be granted an option, under the Company Plan (under the “capital gains route” pursuant to section 102 of the Israeli Tax Ordinance), to purchase such number of Ordinary Shares of the Company representing at such time 2.8% of the shares comprising the Fully Diluted Company Equity Securities (as defined in Exhibit D to the Merger Agreement) following the Closing (after taking into account any redemption affected at the SPAC level and any forfeiture of shares issued to the Sponsor), at an exercise price per share equal to NIS 0.01 (the “Option”), (ii) the Option shall immediately vest upon the Closing occurring, and (iii) the Board shall be authorized to determine the exact number of Ordinary Shares underlying the Option based on the foregoing criteria.

FURTHER RESOLVED, that Prior to the Closing, the Board shall convene to determine the exact number of Ordinary Shares underlying the Option, and thereafter the grant shall be presented for approval of the Company’s shareholders.

FURTHER RESOLVED, that the undersigned Shareholder hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent.

[Signature Page Follows]

[Signature Page to Proxy]

SHAREHOLDER* (please PRINT name)	SIGNATURE	NAME & TITLE (for corporate entities)	DATE

I hereby confirm that the foregoing instrument was signed by the Shareholder

(Name and address)

* If this proxy represents shares held by more than one person/entity, please list all such entities or provide separate proxies.

You are kindly requested to complete, date and sign the enclosed proxy and deliver it to the Company at your earliest convenience, but in any event prior to the time appointed for the meeting, by email to haiaviv@ree.auto.